EXHIBIT A

                                    AGREEMENT

                          JOINT FILING OF SCHEDULE 13G

            The undersigned hereby agree to jointly prepare and file with regulatory authorities a Schedule 13G and any future amendments thereto reporting each of the undersigned's ownership of securities of The Scotts Company and hereby affirms that such Schedule 13G is being filed on behalf of each of the undersigned. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

                                        PERRY CORP.

Dated:  March 23, 1998
        New York, New York          By: /s/ Richard C. Perry
                                        -----------------------------
                                        Name:  Richard C. Perry
                                        Title: President



Dated:  March 23, 1998
        New York, New York              /s/ Richard C. Perry
                                        -----------------------------
                                        Richard C. Perry